EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4 No. ___________) of Qwest Communications International Inc. and to the incorporation by reference therein of our report dated February 14, 1998, with respect to the financial statements of Frontier Media Group, Inc. included in Amendment No. 1 to the Registration Statement of Qwest Communications International Inc. (Form S-4 No. 333- 65095) dated December 10, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP
                                                ------------------------------
Philadelphia, Pennsylvania
June 18, 1999

                                    S4-II-19